UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2013

E2open, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35598	94-3366487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 East Third Avenue, Suite 400

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 645-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2013, fiscal year 2013 cash bonuses for the named executive officers of E2open, Inc. (the “Company”) were approved and the number of shares subject to performance-based options that were previously granted to the named executive officers that became eligible for time-based vesting was determined.

For fiscal 2013, the target incentive amount and year-end payments for the Company’s named executive officers under the fiscal 2013 Executive Incentive Plan (the “Plan”) were as follows:

Name and Position	Target Incentive ($)	Actual Paid ($)
Mark E. Woodward—President and Chief Executive Officer	350,000	525,000
Peter J. Maloney—Chief Financial Officer	150,000	225,000
David W. Packer—Senior Vice President, Worldwide Field Operations	150,000	225,000

For fiscal 2013, the amount of bonuses paid to the Company’s named executive officers was determined based upon the achievement of performance targets relating to bookings, billings, free cash flow and accounts receivables performance against Plan targets. The target payment was based upon the percentage achievement of the performance targets as follows:

Average Achievement Level of Performance Targets	Percentage of Target Payment
< 85.00%	0%
85.00% - 99.99%	50%
100.00% - 104.99%	100%
105.00% - 109.99%	120%
>110.00%	150%

Based on the actual average achievement level of the four performance targets for fiscal year 2013, each of the Company’s named executive officers earned 150% of their target bonus amount for fiscal 2013 under the Plan.

On July 18, 2011, the named executive officers of the Company were granted options to purchase shares of Common Stock of the Company based on satisfaction of certain performance goals for the two year period ended February 28, 2013, which would then become eligible for time-based vesting. The target and maximum number of shares under each performance-based option, as well as the actual number of shares that became eligible for time-based vesting, were as follows:

Name	Target Number of Shares	Maximum Number of Shares that could have become Eligible for Time- Based Vesting	Actual Number of Shares that became Eligible for Time- Based Vesting
Mark Woodward	271,428	407,142	271,428
Peter Maloney	50,000	75,000	50,000
David Packer	42,857	64,285	42,857

The number of shares subject to each performance-based option that became eligible for time-based vesting (that is, became “eligible shares”), and the time-based vesting schedule of such shares, were determined based upon the percentage achievement of goals relating to bookings, billings, free cash flow and free cash flow plus receivables performance against the established targets for the two-year period encompassing fiscal 2012 and 2013, which performance was measured as of February 28, 2013. The time-based vesting schedule of the shares subject to the performance-based option that became eligible for time-based vesting is as follows: 1/36th of the eligible shares will vest in equal monthly installments over the 3-year period following the vesting commencement date of March 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2013

E2OPEN, INC.

By:	/s/ Peter J. Maloney
Name:	Peter J. Maloney
Title:	Chief Financial Officer